UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement and Related Agreements with Mark Finkel

The registrant, Warp Technology Holdings, Inc., operating under the name Halo Technology Holdings ("Halo" or the "Company") has entered into a written employment agreement with Mark Finkel. As described in Item 5 of the Current Report, Mr. Finkel has been appointed the Company’s Chief Financial Officer. Under the terms of Mr. Finkel’s employment agreement, the Company agreed to pay Mr. Finkel a monthly salary of $20,833. Mr. Finkel’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. In addition to base salary, Mr. Finkel is to receive a quarterly bonus equivalent to 25% of his annual Base Salary for each quarter, commencing with the fiscal quarter ending March 31, 2006, in which Mr. Finkel has met the objectives determined by the Company’s Compensation Committee. In addition, Mr. Finkel will participate in cash and equity compensation bonuses under the Company’s Fiscal 2006 Senior Management Incentive Plan (which was filed as Exhibit 10.93 to the Company’s third Current Report on form 8-K filed on October 27, 2005, and hereby incorporated by reference).

The initial term of the employment agreement ends on December 31, 2006. The employment agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 120 days prior to the end of the then current term. The Company may terminate Mr. Finkel’s employment at any time for Cause (as defined in the employment agreement) or at any time upon 120 days prior written notice other than for Cause. Mr. Finkel may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 120 days written notice without Good Reason. Mr. Finkel is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. A copy of the employment agreement is attached as Exhibit 10.111 and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Finkel was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. The Non-Competition Agreement provides that, during a period commencing with the execution of the agreement and terminating (i) one (1) year after the termination of Mr. Finkel’s employment with the Company, or (ii) if termination of employment is under circumstances where severance is due under the Employment Agreement, the period during which severance is paid by the Company, Mr. Finkel will not engage in certain activities which are competitive with the Company’s Business (as defined in such agreement). The Confidential Information Agreement provides that Mr. Finkel shall maintain the confidentiality of the Company’s Proprietary Information, and that Mr. Finkel assign any intellectual property rights arising during his employment to the Company. A copy of the Non-Competition Agreement is attached as Exhibit 10.112 and is incorporated herein by reference. A copy of the Confidentiality Agreement is attached as Exhibit 10.113 and is incorporated herein by reference. The foregoing description of these agreements is qualified in its entirety by reference to the full text of these agreements.

Stock Options

In connection with his employment by the Company, and under the Halo Technology Holdings 2005 Equity Incentive Plan, Mr. Finkel received stock options for 600,000 shares of the Company’s Common Stock. The options were awarded pursuant to the form of Stock Option Agreement which was attached as Exhibit 10.91 to the Company’s third Current Report on form 8-K filed on October 27, 2005, and hereby incorporated by reference. The exercise price for Mr. Finkel’s options is $1.22 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Mr. Finkel have a ten year term. 25% of these options vest on the first anniversary of the award, provided Mr. Finkel remains in his position through that date, and the remaining options vest ratably over the following 36 months, provided that Mr. Finkel remains with the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Jeff Bailey as Chief Financial Officer

Effective December 28, 2005, Mr. Jeff Bailey, who had been serving as the Company’s interim Chief Financial Officer and Principal Financial Officer, is no longer serving the Company is such capacity. Mr. Bailey remains the Chief Executive Officer of the Company's subsidiary Gupta Technologies, LLC.

(c) Appointment of Mark Finkel as Chief Financial Officer

Effective December 28, 2005, Mr. Mark Finkel has been appointed as the Company’s Chief Financial Officer and Principal Financial Officer.

Mr. Finkel brings to the Company over 20 years of senior financial and operational experience at both public and private companies. Prior to joining HALO, Mr. Finkel, 51, served as chief executive officer of ISD Corporation from 2003 through February 2004, after being part of a group that purchased ISD from its founders. ISD is a leader in the payment technology industry. From 2001 through 2002, Mr. Finkel served as chief executive officer of RightAnswers, Inc., which provides enterprise customers with Self Service solutions for IT support. Mr. Finkel led a group of investors in acquiring the company in 2001, which was then a division of a public company. After serving as CEO, Mr. Finkel continued to serve as non-executive chairman of ISD Corporation and RightAnswers, Inc. Since 1996, Mr. Finkel has also served as president of Emerging Growth Associates, a consulting firm for early stage, high growth companies, where he has provided counsel on strategic planning, business model development, market positioning, and operational execution. Mr. Finkel also serves as a venture partner with the Prism Opportunity Fund, a $50 million venture fund focused on early stage companies. Previously, Mr. Finkel has taken three companies public as CFO: Consilium, Inc, Logic Works, Inc. and ServiceWare Technologies, Inc. He also served as CFO of BackWeb Technologies, Inc. and Neuron Data, Inc. Mr. Finkel holds a J.D. from the University of California, Davis, an M.B.A. from New York University, and a B.A. from Oberlin College.

As described in Item 1 of this Current Report, the Company has entered into a written employment agreement with Mark Finkel. Mr. Finkel’s monthly salary will be $20,833. Mr. Finkel’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. In addition to base salary, Mr. Finkel is to receive a quarterly bonus equivalent to 25% of his annual Base Salary for each quarter, commencing with the fiscal quarter ending March 31, 2006, in which Mr. Finkel has met the objectives determined by the Company’s Compensation Committee. In addition, Mr. Finkel will participate in cash and equity compensation bonuses under the Company’s Fiscal 2006 Senior Management Incentive Plan. The initial term of the employment agreement ends on December 31, 2006. The employment agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 120 days prior to the end of the then current term. The Company may terminate Mr. Finkel’s employment at any time for Cause (as defined in the employment agreement) or at any time upon 120 days prior written notice other than for Cause. Mr. Finkel may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 120 days written notice without Good Reason. Mr. Finkel is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. A copy of the employment agreement is attached as Exhibit 10.111 and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement.

In connection with his employment by the Company, Mr. Finkel received stock options for 600,000 shares of the Company’s Common Stock. The exercise price for Mr. Finkel’s options is $1.22 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Mr. Finkel have a ten year term. 25% of these options vest on the first anniversary of the award, provided Mr. Finkel remains in his position through that date, and the remaining options vest ratably over the following 36 months, provided that Mr. Finkel remains with the Company.

Item 7.01 Regulation FD Disclosure.

The registrant, Warp Technology Holdings, Inc., operating under the trade name, Halo Technology Holdings, has issued the press release that is attached hereto as, and is hereby incorporated by this reference from, Exhibit 99.10. The information in this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Warp Technology Holdings, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number Exhibit
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10.111 Employment Agreement with Mark Finkel

10.112 Non-Competition Agreement with Mark Finkel

10.113 Confidentiality Agreement with Mark Finkel

99.10 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

January 4, 2006	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.111	Employment Agreement with Mark Finkel
10.112	Non-Competition Agreement with Mark Finkel
10.113	Confidentiality Agreement with Mark Finkel
99.10	Press Release regarding Mark Finkel CFO appointment